Exhibit 10.70

CONSENSUAL FORECLOSURE AND SETTLEMENT AGREEMENT

This CONSENSUAL FORECLOSURE AND SETTLEMENT AGREEMENT (“Agreement”) is made and entered into as of August         , 2009 (the “Effective Date”) by and among COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (“Borrower”); COMSTOCK MASSEY PRESERVE, L.L.C., a Virginia limited liability company (“Comstock Massey”); COMSTOCK HOMES OF RALEIGH, L.L.C., a North Carolina limited liability company (“Comstock Raleigh”); COMSTOCK HOLLAND ROAD, L.L.C., a Virginia limited liability company (“Comstock Holland”); COMSTOCK HOMES OF ATLANTA, LLC, a Georgia limited liability company (“Comstock Atlanta”); COMSTOCK JAMES ROAD, LLC, a Georgia limited liability company (“Comstock James Road”); TRIBBLE ROAD DEVELOPMENT, LLC, a Georgia limited liability company (“Tribble Road Development”); COMSTOCK SUMMERLAND, L.C., a Virginia limited liability company (“Comstock Summerland”); COMSTOCK LANDING, LLC, a Virginia limited liability company (“Comstock Landing”); COMSTOCK WAKEFIELD, LLC, a Virginia limited liability company (“Comstock Wakefield”); COMSTOCK WAKEFIELD II, LLC, a Virginia limited liability company (“Comstock Wakefield II”); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (“Wachovia” or “Lender”) (Comstock Massey, Comstock Raleigh, Comstock Holland, Comstock Atlanta, Comstock James Road, Tribble Road Development, Comstock Summerland, Comstock Wakefield, and Comstock Wakefield II are collectively referred to as “Guarantors”; Borrower and Guarantors are collectively referred to as “Obligors” and each, individually, as an “Obligor”; Wachovia and the Obligors are collectively referred to as the “Parties” and each, individually, as a “Party”). Capitalized terms used but not defined in this Agreement shall have their meaning in the “Existing Loan Documents” defined below.

RECITALS

A. Comstock was originally indebted to Lender under a Revolving Promissory Note dated May 26, 2006 in the principal amount of $40,000,000.00 (as modified and amended, if applicable, the “Original Note”).

B. In connection with the Original Note, the Obligors, as applicable, executed the following documents and agreements:

1. Credit Agreement (the “Credit Agreement”) dated May 26, 2006 between Lender and Comstock, joined into by Comstock Raleigh (formerly Capitol Homes, Inc.) and Comstock Massey (formerly Comstock Wesel, L.L.C.), as modified and amended;

2. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Massey (formerly Comstock Wesel, L.L.C.) to TRSTE, Inc., a Virginia corporation (“TRSTE”) and recorded in the Wake County Register of Deeds in Book 11976, Page 1996;

3. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Durham County Register of Deeds in Book 5222, Page 995;

4. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Johnston County Register of Deeds in Book 3128, Page 783;

5. Deed of Trust, Security Agreement and Financing Statement dated May 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 11976, Page 1982;

6. Supplemental Deed of Trust, Security Agreement and Financing Statement dated June 26, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 12031, Page 441;

7. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 21, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Johnston County Register of Deeds in Book 3165, Page 476;

8. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 25, 2006 from Comstock Raleigh (formerly Capitol Homes, Inc.) to TRSTE and recorded in the Wake County Register of Deeds in Book 12079, Page 404;

9. Deed of Trust, Security Agreement and Financing Statement dated July 21, 2006 from Comstock Landing, LLC to TRSTE and recorded in the Wake County Register of Deeds in Book 12080, Page 830;

10. Supplemental Deed of Trust, Security Agreement and Financing Statement dated July 27, 2006 from Comstock Wakefield and Comstock Wakefield II to TRSTE and recorded in the Wake County Register of Deeds in Book 12094, Page 1730;

11. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Cherokee County Clerk of Superior Court in Book 9018, Page 173;

12. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Forsyth County Clerk of Superior Court in Book 4428, Page 387;

13. Deed to Secure Debt, Security Agreement and Financing Statement dated August 29, 2006 from Comstock Atlanta to Lender and recorded with Jackson County Clerk of Superior Court in Book 45I, Page 458;

14. Deed to Secure Debt, Security Agreement and Financing Statement dated September 14, 2006 from Comstock James Road to Lender and recorded with Forsyth County Clerk of Superior Court in Book 4450, Page 620;

15. Deed to Secure Debt, Security Agreement and Financing Statement dated September 27, 2006 from Tribble Road Development to Lender and recorded with Forsyth County Clerk of Superior Court on in Book 4469, Page 410;

16. Supplemental Deed of Trust, Security Agreement and Financing Statement dated October 18, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12223, Page 2235;

17. Supplemental Deed of Trust, Security Agreement and Financing Statement dated November 9, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12261, Page 489;

18. Deed of Trust, Security Agreement and Financing Statement dated November 13, 2006 from Comstock Summerland to TRSTE and recorded in the Prince William County Register of Deeds as instrument number 200611170162991;

19. Supplemental Deed of Trust, Security Agreement and Financing Statement dated December 13, 2006 from Comstock Raleigh to TRSTE and recorded in the Wake County Register of Deeds in Book 12308, Page 2241;

20. Unconditional Guaranty dated May 26, 2006 by Comstock Raleigh (formerly Capitol Homes, Inc.) in favor of Lender;

21. Unconditional Guaranty dated May 26, 2006 by Comstock Massey (formerly Comstock Wesel, L.L.C.) in favor of Lender;

22. Unconditional Guaranty dated July 17, 2006 by Comstock Holland in favor of Lender;

23. Unconditional Guaranty dated July 21, 2006 by Comstock Landing in favor of Lender;

24. Unconditional Guaranty dated August 1, 2006 by Comstock Wakefield in favor of Lender;

25. Unconditional Guaranty dated August 1, 2006 by Comstock Wakefield II in favor of Lender;

26. Unconditional Guaranties dated August 29, 2006 by Comstock Atlanta in favor of Lender;

27. Unconditional Guaranty dated September 14, 2006 by Comstock James Road in favor of Lender;

28. Unconditional Guaranty dated September 27, 2006 by Tribble Road Development in favor of Lender;

29. Unconditional Guaranty dated October 18, 2006 by Comstock Raleigh in favor of Lender; and

30. Unconditional Guaranty dated November 13, 2006 by Comstock Summerland in favor of Lender.

C. Thereafter, the Parties entered into that certain Forbearance Agreement made effective February 21, 2007, as modified and amended by letter agreements dated January 15, 2008, March 3, 2008, and April 14, 2008 (the “Original Forbearance Agreement”).

D. Thereafter, the Parties entered into that certain Loan Modification and Forbearance Agreement made effective December 10, 2008 (the “Second Forbearance Agreement”). In conjunction with the Second Forbearance Agreement, the Original Note was amended and split into three separate notes: (1) a term note in the principal amount of $11,608,484.00 (the “Term Note”); (2) a revolving note in the principal amount of $8,000,000.00 (the “Revolver”); and (3) a term note in the principal amount of $3,000,000.00 (the “Tribble Road Note”). The Term Note, the Revolver, and the Tribble Road Note are collectively referred to as the “Amended Notes”.

E. The documents described in Paragraphs A through D, all financing statements filed in conjunction therewith, and all other documents executed or authorized by Obligors in connection with the Original Note, the Credit Agreement, the Original Forbearance Agreement, the Second Forbearance Agreement, and the Amended Notes are collectively referred to as the “Existing Loan Documents”. The Existing Loan Documents, together with this Agreement and any documents executed pursuant to this Agreement, are collectively referred to as the “Loan Documents”. All indebtedness whether now existing or hereafter arising that is due and owing by Obligors to Lender under the Loan Documents is collectively referred to as the “Obligations”. All real and personal property and fixtures pledged as collateral for the Obligations is collectively referred to as the “Property”.

F. Obligors acknowledge that (1) the Forbearance Period has terminated; (2) as of the Effective Date, Borrower is in default under the Existing Loan Documents; and (3) as a result of the default, all Obligations are immediately due and payable in full and Lender is presently entitled to exercise all rights and remedies available to it under the Existing Loan Documents and under applicable law.

G. Subject to the terms and conditions of this Agreement (1) Obligors have given their consent to, and have agreed to cooperate with Lender in, the foreclosure of the Collateral (hereafter defined), and (2) Lender has agreed to accept a promissory note in the amount of $1,805,243.00 in full satisfaction of any and all claims Lender has or may have against Obligors, including but not limited to any deficiency following completion of the foreclosures, with the exception of any claim for a breach of the representations and warranties contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Parties due hereby stipulate, covenant and agree as follows:

1. Representations, Warranties and Acknowledgements. Obligors, jointly and severally, hereby represent, warrant and acknowledge to Lender, upon which Lender is relying, that:

1.1 The foregoing recitals are true and correct.

1.2 Each is authorized under applicable law to execute, deliver and perform this Agreement and all documents, instruments and agreements executed in connection herewith and neither the execution and delivery of this Agreement nor the fulfillment of or compliance with any of the terms and conditions of this Agreement will, to the best of each Obligor’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of or constitute a violation or default under any contract, agreement, applicable law, regulation, judgment, writ, order or decree to which any of Obligors, or their respective properties are subject.

1.3 The Existing Loan Documents are legal, valid and binding obligations of Obligors in accordance with their respective terms. The liens, security interests and other encumbrances in favor of Lender granted under the Existing Loan Documents are duly perfected and are not subject to avoidance or invalidation for any reason.

1.4 There are no pending, nor to the best knowledge of Obligors, threatened actions, litigation, disputes, alleged defaults for breaches, suits or proceedings against or in any way relating adversely to any Obligor or its properties before any court, arbitrator or governmental or administrative body or agency, except as described in Schedule 1.4 attached hereto.

1.5 Obligors have received no notice of default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which any of them is a party or by which their properties are bound except as described in this Agreement or set forth in Schedule 1.5 attached hereto.

1.6 Neither this Agreement nor any report, schedule, certificate, agreement or any instrument heretofore or contemporaneously herewith provided to Lender by Obligors contain any misrepresentation or untrue statement of facts or omits to state any material facts.

1.7 Neither the execution and delivery of this Agreement nor the performance of any actions required by this Agreement is being consummated by any party to hinder, delay or defraud any entity to which any Obligors were or are now or will hereafter become indebted.

1.8 As of the Effective Date, the balances due under the Amended Notes, excluding Lender’s attorneys’ fees and costs, were as follows:

Term Note
Principal	$
Accrued Interest	$
Total	$

Revolver
Principal	$
Accrued Interest	$
Total	$

Tribble Road Note
Principal	$
Accrued Interest	$
Total	$

2. Foreclosure of Collateral. Obligors acknowledge that Lender intends to commence proceedings to foreclose its security title, liens, and security interests in and to all Property securing the Obligations, as described in the Loan Documents (collectively, the “Collateral”), in accordance with the provisions of the Loan Documents and applicable law (the “Foreclosure Proceedings”). Obligors jointly and severally (i) ratify and affirm Lender’s security title, liens, and security interests in and to the Collateral, (ii) acknowledge and agree that Obligors have received commercially reasonable, timely, and accurate notice of Lender’s intention to foreclose its security title, liens, and security interests in the Collateral and that Lender has satisfied all requirements set forth in the Loan Documents relating to commencement of the Foreclosure Proceedings, (iii) covenant and agree to use commercially reasonable efforts to cooperate with Lender in connection with the Foreclosure Proceedings, (iv) covenant and agree that none of Obligors, or any person claiming by or through any of Obligors, shall contest, oppose, delay, or otherwise interfere with the commencement and prosecution of the Foreclosure Proceedings (or any foreclosure sale arising from the Foreclosure Proceedings), and (v) covenant and agree not to file any voluntary bankruptcy petition (or solicit the filing of an involuntary bankruptcy petition) with respect to any owner of Collateral other than Comstock Atlanta before the earlier of (a) completion of the foreclosure of Lender’s liens and security interests in that Collateral, or (b) the 181st day following the Effective Date. Lender agrees to reimburse Obligors for any out-of-pocket expenses incurred by Obligors in connection with Obligors’ assistance with the Foreclosure Proceedings, but only to the extent such expenses have been approved by Lender in writing.

3. Foreclosure Waivers. To facilitate the expeditious conduct of the foreclosure proceedings, Obligors, as applicable, shall execute and deliver to Lender such documents as may be permitted under the laws of Virginia, North Carolina, and Georgia in order to expedite the foreclosure process, including, without limitation, a “Waiver of Right to Notice of Hearing and Right to Hearing” in the form attached hereto as Exhibit A for each of the deeds of trust on record in North Carolina (collectively, the “Waivers”). Obligors authorize Lender to change the first page of each of the Waivers to reflect the proper caption of the foreclosure proceedings in North Carolina.

4. Deliveries by Obligors. Obligors covenant to Lender that within five (5) business days after each written request therefor (to the extent that any of such items are in the possession or direct control of Obligors), Obligors will deliver or cause the following items relating to the Collateral to be delivered to Lender whether such request is made prior or subsequent to the date of this Agreement or the foreclosure of any of the Collateral: (i) any warranties, guaranties, and assurances given by third parties; (ii) any certificates of occupancy, licenses, and other governmental permits or notices; (iii) any surveys, plats, drawings, engineering reports, environmental reports, appraisal reports, maps, plans and specifications, and other similar matters; (iv) any service contracts, supply contracts, management agreements, employment agreements, maintenance agreements, or other similar agreements; (v) any tax assessments, notices, bills and/or statements; and (vi) any keys necessary to obtain full access to the Collateral.

5. Contracts. Obligors represent and warrant to Lender that, as of the date of this Agreement and to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule 5 is a true, complete, and correct listing of all material commitments, rental agreements, equipment leases, guaranties, leases, or contracts entered into by any Obligor that could affect Lender’s rights with respect to the Collateral.

6. Payables. Obligors represent and warrant to Lender that, as of the date of this Agreement and to the actual knowledge of Obligors after due inquiry and investigation, attached hereto as Schedule 6 is a true and correct listing of all known payables owing in connection with the Collateral, including trade payables, mechanics’ liens, real and personal property taxes, utility charges, lease payments, and license and permit fees (hereafter collectively called the “Payables”).

7. Bonds. Obligors represent and warrant to Lender that Schedule 7, attached hereto, contains a complete list of all bonds, letters of credit and cash escrows (the “Bonds”) posted by any Obligor with the local governmental authorities (each an “Authority” and, together, the “Authorities”) having jurisdiction over the Collateral as of the date of this Agreement. Each of the Bonds shall remain the obligation of the Obligor posting the applicable Bond, and Lender agrees that Obligors shall be authorized to communicate with the Authorities with respect to extensions, renewals or reductions of the Bonds and, if required by the Authority, shall execute such standard authorization forms as any Authority may require for an Obligor to transact with the Authority with respect to the Bonds. Lender shall allow Obligors reasonable access to the Collateral for the purpose of performing any work which may be required in order to obtain a reduction or release of the Bonds, and Obligors agree to indemnify and save Lender harmless from any claim that may arise against Lender by virtue of any Obligor, its agents or employees entering on the Collateral. Prior to entry on the Collateral, the applicable Obligor shall deliver to Lender a certificate of insurance evidencing commercial general liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence and in the aggregate (which limits shall apply for single limit bodily injury, property damage and products-completed operations), listing the Lender as an additional insured. Lender and Obligors shall designate individuals responsible for receiving and sharing correspondence related to the Bonds, and each shall forward all such correspondence or other information related to the Bonds to the other party within fifteen (15) days of its receipt thereof. Lender’s and Obligors’ designated Bond contacts are as follows:

Lender:
Phone:
E-mail:

Obligor:	Kelly Wyche
Phone:	(703) 230-1112
E-mail:	kwyche@comstockhomebuilding.com

8. Closing of Units. Obligors shall use commercially reasonable efforts to close the sale of the following units on or before September 30, 2009 (subject to Lender’s written approval of the HUD-1 settlement statement in each instance):

Obligation Number	Market	Community	Bldg	Lot
000-26-8356-3	VA	Summerland	13	2B
000-26-8353-0	VA	Summerland	13	3A
000-26-8358-9	VA	Summerland	13	5B
000-26-8359-7	VA	Summerland	14	3A
000-26-8368-8	VA	Summerland	14	5B
000-26-8369-6	VA	Summerland	14	2B

9. Subordinate Deficiency Note. In consideration of Lender’s entering into this Agreement and in full settlement of all any all claims Lender has or may have against Obligors under the Existing Loan Documents, including but not limited to any deficiency claims of Lender against the Obligors arising out of the Foreclosure Proceedings, Borrower will execute and deliver to Lender at Closing a promissory note in the principal amount of $1,805,243.00 substantially in the form of Exhibit B attached hereto (the “Subordinate Deficiency Note”). The Subordinate Deficiency Note shall be due and payable in full on the third anniversary of the Subordinate Deficiency Note. The Subordinate Deficiency Note shall be non-interest bearing unless there is a default, in which event interest shall accrue on the unpaid principal balance of the Subordinate Deficiency Note at the rate of 3% per annum from and after the date of the default. Borrower shall be entitled to a dollar-for-dollar credit against the unpaid principal amount of the Subordinate Deficiency Note for any proceeds paid to Lender from the closing of any completed units, including but not limited to the units described in paragraph 8 above, subject to (a) Lender’s written approval of the HUD-1 settlement statement in each instance , and (b) such payment being received by Lender on or before September 30, 2009. Any credits to which Borrower becomes entitled under this section shall be reflected in an Amended and Restated Subordinate Deficiency Note, which shall be issued by Lender on or before October 14, 2009.

10. Release of Liability under the Loan Documents. Notwithstanding any provision in this Agreement to the contrary, in consideration of Obligors’ agreement to cooperate with the foreclosure of Lender’s liens and security interests and Obligors’ execution of the Subordinate Deficiency Note, Lender hereby releases Obligors from any liability under the Loan Documents except for the liability evidenced by the Subordinate Deficiency Note (as amended, if applicable) and any liability associated with a breach of the representations and warranties contained in this Agreement (provided, however, that the Amended Notes shall remain in full force and effect and shall continue to be enforceable against the Collateral for purposes of the Foreclosure Proceedings).

11. Cash Collateral. Obligors acknowledge and agree that (a) Lender has lawfully enforced its security interest in the accrued interest on Borrower’s Certificate of Deposit #514291620837144 (the “Cash Collateral”), such that Borrower no longer has any right, title or interest in the Cash Collateral, and (b) Lender has the right to apply the Cash Collateral to the Obligations in any manner in Lender’s discretion.

12. Reaffirmation of Obligations. Except as expressly stated in this Agreement, no action of Lender under this Agreement or otherwise shall act to release Obligors from the Obligations, all of which are hereby ratified and affirmed the same as if repeated on this date, and Obligors acknowledge that none of them has any legal or equitable defenses or offsets with respect to the Obligations except to the extent of the release contained in Section 10 above. Obligors ratify and confirm all terms and conditions of the Obligations and the Loan Documents, and acknowledge that the same are in full force and effect and constitute the legal, valid and binding obligations of Obligors enforceable against Obligors in accordance with their terms.

13. No Novation. Obligors stipulate and agree that:

13.1 This Agreement is not a novation and, except as otherwise modified hereby, the terms and provisions of the Existing Loan Documents shall remain in full force and effect. In the event of any conflict between the terms of this Agreement and the terms of the Existing Loan Documents, the terms of this Agreement shall control.

13.2 The liens and security interests granted under the Existing Loan Documents will continue to secure payment of the Obligations (including the Amended Notes) in accordance with their original priorities.

14. Affirmative Covenants. Obligors covenant and agree that from the date hereof and until payment in full of the Subordinate Deficiency Note, unless Lender shall otherwise consent in writing:

14.1 Obligors shall execute such other and further documents, instruments and agreements as Lender may reasonably request to effect the express provisions of this Agreement; and

14.2 Obligors shall allow Lender and its agents, during normal business hours, to have access to the Property and all books, records and such other documents of Obligors as Lender shall reasonably require, and allow Lender to make copies thereof; and deliver promptly such other information regarding the operation, business affairs, and financial condition of Obligors which Lender may reasonably request.

15. Additional Representations and Warranties. As of the effective date of this Agreement, Obligors make the following representations and warranties with respect to all of the Property except the Tribble Road Property, as that term is defined in the Second Forbearance Agreement (the “Non-Tribble Property”):

15.1 the following projects have adequate legal vehicular and pedestrian access to public roads:

(i)	,

(ii)	,

(iii)	and

(iv)	;

15.2 to the best of Obligors’ knowledge, sewer, water and all other appropriate utilities are available at ordinary costs at the Non-Tribble Property through public or unencumbered private easements, and in sufficient quantities to serve the Non-Tribble Property;

15.3 if applicable, required written approvals of septic tanks or wells have been issued by all appropriate governmental authorities in respect of the Non-Tribble Property;

15.4 the Plans and Specifications and the anticipated use of the Non-Tribble Property materially comply with all applicable restrictive covenants, zoning ordinances, building laws and codes, and other applicable laws, regulations and requirements (including without limitation, the Americans with Disabilities Act, as amended);

15.5 the current zoning classification of the Non-Tribble Property and any covenants and restrictions affecting the Non-Tribble Property permit construction of the planned improvements on the Non-Tribble Property;

15.6 Borrower has obtained, or has the present ability to obtain, all permits and approvals of any type required to complete the improvements on the Non-Tribble Property (subject to any moratoria which may be imposed by the applicable governmental authorities after the Effective Date, although Obligors warrant that they are unaware of any impending or threatened moratoria), provided however, Lender acknowledges permits may become unavailable should the previously approved development plans for the Non-Tribble Property expire;

15.7 all public improvements appurtenant to the Non-Tribble Property have been fully authorized by appropriate ordinance or municipal action;

15.8 as of the Effective Date, Borrower has satisfied all conditions imposed by any governmental authority in connection with any grant of subdivision or land development approval;

15.9 no notice of taking by eminent domain or condemnation of any part of the Non-Tribble Property has been received, and Borrower has no knowledge that any such proceeding is contemplated;

15.10 to the best of Obligors’ knowledge, no part of the Non-Tribble Property has been damaged as a result of any fire, explosion, accident, flood or other casualty which is not now fully restored; and

15.11 to the best of Obligors’ knowledge, there are presently no environmental conditions on the Non-Tribble Property that may require remedial action in the future.

16. Release of Claims and Covenant Not to Sue. As a material inducement to Lender to enter into this Agreement and to grant the additional concessions to Obligors reflected herein, all in accordance with and subject to the terms and conditions of this Agreement, and all of which are to their direct advantage and benefit, Obligors, jointly and severally, do hereby: (a) remise, release, acquit, satisfy and forever discharge Lender, and all of the past, present and future officers, directors, employees, agents, attorneys, representatives, participants, successors and assigns of Lender, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, demands and causes of action of any nature whatsoever, whether at law or in equity, either now accrued or hereafter maturing and whether known or unknown, which any Obligor now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the date of this Agreement, including specifically, but without limitation, matters arising out of, in connection with or relating to (i) the Obligations, (ii) the Loan Documents or the obligations evidenced thereby, including, the administration or funding thereof, and (iii) any other relationship, agreement or transaction between any Obligor and Lender or any of their respective subsidiaries or affiliates; and (b) covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against Lender or any subsidiaries or affiliates of Lender, or any of its past, present or future officers, directors, employees, agents, attorneys, representatives, participants, successors or assigns, by reason of or in connection with any of the foregoing matters, claims or causes of action, provided, however, that the foregoing release and covenant not to sue shall not apply to any claims arising out of the performance of this Agreement with respect to acts, occurrences or events transpiring after the date of this Agreement.

17. Waiver of Automatic Stay; Supplemental Stay. Obligors acknowledge and agree that in the event of the filing of any petition for bankruptcy relief filed by or against any Obligor:

17.1 Obligors consent to the entry of an order granting Lender relief from the automatic stay of section 362 of the Bankruptcy Code and shall not assert or request any other party to assert that the automatic stay provided by section 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents or any other rights Lender has against any Obligor or against any property owned by any Obligor; and

17.2 Obligors shall not seek or request any other party to seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to section 105 of the Bankruptcy Code or any other provision of the Bankruptcy Code, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights it has under the Loan Documents or any other rights Lender has against any Obligor or against any property which it owns.

18. Miscellaneous.

18.1 Cumulative Rights. No right, power or remedy conferred upon or reserved to Lender in the Loan Documents is exclusive of any other right, power or remedy conferred upon the Lender thereunder or at law or in equity. Each remedy shall be cumulative and may be exercised by Lender concurrently or consecutively in its discretion.

18.2 No Waiver. Lender may, in its discretion, from time to time waive or forbear from enforcing any provision contained in this Agreement or the Subordinate Deficiency Note, and no such waiver or forbearance shall be deemed a waiver by Lender of any other right or remedy provided herein or by law or be deemed a waiver of the right at any later time to enforce strictly all provisions contained in this Agreement or the Subordinate Deficiency Note and to exercise any and all remedies provided herein and by law.

18.3 Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof or thereof.

18.4 Admissions. Obligors expressly acknowledge and agree that the waivers, estoppels and releases contained in this Agreement shall not be construed as an admission of wrongdoing, liability or culpability on the part of Lender or an admission by Lender of the existence of any claims of any Obligor against Lender.

18.5 Construction of Agreement. Each party acknowledges that it has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. Obligors acknowledge that at all times they have been represented by an attorney in the negotiation of the terms of and in the preparation and execution of this Agreement, and have had the opportunity to review and analyze this Agreement for a sufficient period of time prior to the execution and delivery thereof. No representations or warranties have been made by or on behalf of Lender, or relied upon by any Obligor, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. This Agreement embodies the entire agreement and understanding among the parties to the subject matter hereof and supersede all prior proposals, negotiations, agreements and understanding relating to such subject matter.

18.6 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given on the third day following the date deposited in the United States mail, postage prepaid, sent by first class mail and, alternatively, shall be deemed given on the next day following the date such notice is delivered to a nationally recognized overnight delivery service such as Federal Express and addressed as follows:

Obligors:	Comstock Homebuilding Companies, Inc.
Attn: Christopher Clemente
11465 Sunset Hills Road
5th Floor
Reston, VA 20190

copy to:	Jubal R. Thompson, Esq.
General Counsel
11465 Sunset Hills Road
5th Floor
Reston, VA 20190

Lender:	Wachovia Bank, National Association
Attn: Ron J. Sanders
1753 Pinnacle Drive
5th Floor, South Tower
McLean, VA 22102
Mail Code VA1927

copy to:	Kiah T. Ford IV, Esq.
Parker Poe Adams & Bernstein LLP
Three Wachovia Center, Suite 3000
401 S. Tryon Street,
Charlotte, NC 28202

Either party may, from time to time, designate a different notice address by notice given as herein provided.

18.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

18.8 No Assignment by Obligors. The rights and obligations of Obligors hereunder may not be assigned or transferred to any person or entity without the express written consent of Lender.

18.9 No Modifications. The terms of the Loan Documents may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted.

18.10 Invalid Provision to Affect No Others. If any provisions of this Agreement shall be held invalid, then such provision only shall be deemed invalid, and the remainder of this Agreement shall remain operative and in full force and effect.

18.11 Time of Essence. Time is of the essence in respect of this Agreement.

18.12 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Loan Documents (“Disputes”) between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of that state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Not withstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

18.13 Preservation and Limitation of Remedies. Notwithstanding the preceding arbitration provisions, Lender and Obligors agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding after any arbitration action is brought. Lender and Obligors shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a part in a Dispute.

Obligors and Lender agree that no party shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute where the Dispute is resolved by arbitration or judicially.

18.14 Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts together shall constitute one and the same instrument. Facsimile signatures are acceptable under this Agreement.

18.15 Reaffirmation of Guaranties. Guarantors, jointly and severally, do hereby:

(i) acknowledge their consent and approval to the terms of this Agreement;

(ii) stipulate that the Guaranties remain in full force and effect, and are not subject to offset, defense, reduction or counterclaim except to the extent of the release contained in Section 10 above; and

(iii) reaffirm the Guaranties in all respects.

18.16 Closing. The closing of this Agreement must occur on or before August         , 2009.

18.17 Conditions Precedent to Closing. The obligation of Lender to close this Agreement is subject to Obligors, as applicable, delivering and/or satisfying each of the following conditions precedent in a form and content satisfactory to Lender:

(i) executed duplicate originals of this Agreement;

(ii) executed Subordinate Deficiency Note;

(iii) executed Waivers;

(iv) certified resolutions approving the execution and delivery of this Agreement, the Subordinate Deficiency Note, and the Waivers by Obligors; and

(v) such other documents, instruments, agreements and information as Lender may reasonably request.

“Closing” shall occur when Lender declares that the foregoing conditions have been satisfied as evidenced by Lender’s execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement under seal, pursuant to authority duly given as of the day and year first above written.

BORROWER:

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:
Christopher Clemente, CEO

GUARANTORS:

COMSTOCK MASSEY PRESERVE, L.L.C. (formerly Comstock Wesel, L.L.C.)

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOMES OF RALEIGH, LLC (formerly Capitol Homes Inc.)

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOMES OF ATLANTA, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK JAMES ROAD, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

TRIBBLE ROAD DEVELOPMENT, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK SUMMERLAND, L.C.

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK HOLLAND ROAD, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK LANDING, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK WAKEFIELD, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

COMSTOCK WAKEFIELD II, LLC

By:	Comstock Homebuilding Companies, Inc. its Manager

By:
Christopher Clemente, CEO

LENDER:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Ron J. Sanders
Vice President

Schedule 1.4

Pending Litigation

Schedule 1.5

Pending Default Notices

Schedule 5

Contracts

Schedule 6

Payables

Schedule 7

Bonds

Exhibit A

Waiver of Right to Notice of Hearing and Right to Hearing

Exhibit B

Subordinated Deficiency Note